Hamilton Reports 2026 Third Quarter Results
Net Income of $81 million; Annualized Return on Average Equity of 11%
Operating Income of $180 million; Annualized Operating Return on Average Equity of 25%

PEMBROKE, Bermuda, October 29, 2026 – Hamilton Insurance Group, Ltd. (NYSE: HG; “Hamilton” or the “Company”) today announced financial results for the third quarter ended September 30, 2026.

Commenting on the results, Pina Albo, CEO of Hamilton, said:

“Hamilton delivered exceptional third quarter results, with operating income of $180 million, representing an annualized operating return on average equity of 25%. Gross premiums written increased 17%, reflecting our ability to find attractive opportunities that contribute to the bottom line.

Despite a transitioning market and ongoing geopolitical tensions, Hamilton continues to deliver consistent performance, reflecting the benefits of our diversified platform and our team's ability to navigate the current dynamic market conditions.”

Consolidated Highlights – Third Quarter
•Net income of $81.5 million, or $0.81 per diluted share and operating income of $179.9 million, or $1.78 per diluted share;
•Annualized return on average equity of 11.3% and annualized operating return on average equity of 24.9%;
•Gross premiums written of $819.7 million, an increase of 17.3% compared to the third quarter of 2025;
•Net premiums earned of $591.3 million, an increase of 13.1% compared to the third quarter of 2025;
•Combined ratio of 97.3%;
•Underwriting income of $15.5 million;
•Net investment income of $88.4 million, comprised of Two Sigma Hamilton Fund returns of $144.7 million, and a fixed income, short term and cash and cash equivalents loss of $56.3 million; and
•Repurchased common shares of $3.1 million in the third quarter of 2026.

Consolidated Highlights – Year to Date
•Net income of $358.8 million, or $3.54 per diluted share and operating income of $504.9 million, or $4.98 per diluted share;
•Annualized return on average equity of 16.6% and annualized operating return on average equity of 23.4%;
•Gross premiums written of $2.6 billion, an increase of 14.9% compared to the same period in 2025;
•Net premiums earned of $1.7 billion, an increase of 14.0% compared to the same period in 2025;
•Combined ratio of 94.1%;
•Underwriting income of $102.2 million;
•Net investment income of $323.3 million, comprised of Two Sigma Hamilton Fund returns of $353.2 million, and a fixed income, short term and cash and cash equivalents loss of $29.9 million;
•On February 18, 2026, the Company’s Board of Directors declared a special dividend of $2.00 per share, or $205.8 million. The dividend was paid on March 30, 2026, to common shareholders of record as of March 6, 2026;
•Book value per share of $29.80, an increase of 4.6% compared to December 31, 2025;
•Book value per common share plus accumulated dividends of $31.80, an increase of 11.6% compared to December 31, 2025; and
•Repurchased common shares of $44.9 million in 2026.

Consolidated Results – Third Quarter

	For the Three Months Ended
($ in thousands, except for per share amounts and percentages)	September 30, 2026	September 30, 2025	Change
Gross premiums written	$819,702	$698,845	$120,857
Net premiums written	626,722	578,981	47,741
Net premiums earned	591,274	522,999	68,275
Underwriting income (loss)	$15,527	$64,089	$(48,562)
Combined ratio	97.3%	87.8%	9.5 pts

Net income (loss) attributable to common shareholders	$81,456	$136,200	$(54,744)
Income (loss) per share attributable to common shareholders - diluted	$0.81	$1.32
Book value per common share	$29.80	$27.06
Accumulated dividends	$2.00	$—
Book value per common share plus accumulated dividends	$31.80	$27.06

Return on average common equity - annualized	11.3%	20.9%

	For the Three Months Ended
Key Ratios	September 30, 2026	September 30, 2025	Change
Attritional loss ratio - current year	57.5%	55.4%	2.1	pts
Attritional loss ratio - prior year	(4.6%)	(2.1%)	(2.5	pts)
Catastrophe loss ratio - current year	1.1%	0.0%	1.1	pts
Catastrophe loss ratio - prior year	8.0%	0.0%	8.0	pts
Loss and loss adjustment expense ratio	62.0%	53.3%	8.7	pts
Acquisition cost ratio	25.5%	24.0%	1.5	pts
Other underwriting expense ratio	9.8%	10.5%	(0.7	pts)
Combined ratio	97.3%	87.8%	9.5	pts

•Gross premiums written increased by $120.9 million, or 17.3%, to $819.7 million, with an increase of $76.4 million, or 20.1%, in the International Segment, and $44.5 million, or 13.9%, in the Bermuda Segment.
•Net premiums written increased by $47.7 million, or 8.2%, to $626.7 million, with an increase of $44.8 million, or 14.7%, in the International Segment, and $2.9 million, or 1.1%, in the Bermuda Segment.
•Net premiums earned increased by $68.3 million, or 13.1%, to $591.3 million, with an increase of $57.0 million, or 22.6%, in the International Segment, and $11.3 million, or 4.2%, in the Bermuda Segment.
•The attritional loss ratio (current year), net of reinsurance, was 57.5%. The increase of 2.1 points was primarily driven by a change in business mix, including more casualty reinsurance business and the impact of one large loss in our specialty and property reinsurance classes.
•Net favorable attritional prior year reserve development, net of reinsurance, was $27.2 million, primarily driven by favorable development in certain specialty classes.

•Catastrophe losses (current and prior year), net of reinsurance, were $53.9 million, driven by the Middle East conflict ($6.8 million), in addition to unfavorable prior year development relating to the Ukraine conflict ($47.1 million).
•The acquisition cost ratio increased by 1.5 points compared to the same period in 2025, primarily driven by a change in business mix.
•The other underwriting expense ratio decreased by 0.7 points compared to the same period in 2025, primarily driven by Bermuda substance-based tax credits and an increase in net premiums earned.

International Segment Underwriting Results – Third Quarter

International Segment	For the Three Months Ended
($ in thousands, except for percentages)	September 30, 2026	September 30, 2025	Change
Gross premiums written	$456,332	$379,957	$76,375
Net premiums written	349,250	304,410	44,840
Net premiums earned	309,313	252,302	57,011
Underwriting income (loss)	$8,959	$11,834	$(2,875)

Key Ratios
Attritional loss ratio - current year	54.5%	55.3%	(0.8	pts)
Attritional loss ratio - prior year	(3.2%)	(2.2%)	(1.0	pts)
Catastrophe loss ratio - current year	2.2%	0.0%	2.2	pts
Catastrophe loss ratio - prior year	1.4%	0.0%	1.4	pts
Loss and loss adjustment expense ratio	54.9%	53.1%	1.8	pts
Acquisition cost ratio	27.8%	26.6%	1.2	pts
Other underwriting expense ratio	14.4%	15.7%	(1.3	pts)
Combined ratio	97.1%	95.4%	1.7	pts

•Gross premiums written increased by $76.4 million, or 20.1%, to $456.3 million, primarily driven by growth in both new and existing business in specialty and casualty insurance classes and specialty reinsurance classes.
•The attritional loss ratio (current year), net of reinsurance, was 54.5%, a decrease of 0.8 points.
•Net favorable attritional prior year reserve development, net of reinsurance, was $9.9 million, primarily driven by favorable development in certain specialty classes.
•Catastrophe losses (current and prior year), net of reinsurance, were $11.3 million, driven by the Middle East conflict ($6.8 million), in addition to unfavorable prior year development relating to the Ukraine conflict ($4.5 million).
•The acquisition cost ratio increased by 1.2 points compared to the same period in 2025, primarily driven by a change in business mix.
•The other underwriting expense ratio decreased by 1.3 points compared to the same period in 2025, primarily driven by growth in the premium base.

Bermuda Segment Underwriting Results – Third Quarter

Bermuda Segment	For the Three Months Ended
($ in thousands, except for percentages)	September 30, 2026	September 30, 2025	Change
Gross premiums written	$363,370	$318,888	$44,482
Net premiums written	277,472	274,571	2,901
Net premiums earned	281,961	270,697	11,264
Underwriting income (loss)	$6,568	$52,255	$(45,687)

Key Ratios
Attritional loss ratio - current year	60.8%	55.6%	5.2	pts
Attritional loss ratio - prior year	(6.1%)	(2.1%)	(4.0	pts)
Catastrophe loss ratio - current year	0.0%	0.0%	0.0	pts
Catastrophe loss ratio - prior year	15.1%	0.0%	15.1	pts
Loss and loss adjustment expense ratio	69.8%	53.5%	16.3	pts
Acquisition cost ratio	23.1%	21.6%	1.5	pts
Other underwriting expense ratio	4.8%	5.6%	(0.8	pts)
Combined ratio	97.7%	80.7%	17.0	pts

•Gross premiums written increased by $44.5 million, or 13.9%, to $363.4 million, primarily driven by growth in both new and existing business in casualty and specialty reinsurance classes.
•The attritional loss ratio (current year), net of reinsurance, was 60.8%. The increase of 5.2 points was primarily driven by one large loss in our specialty and property reinsurance classes and a change in business mix, including an increase in casualty reinsurance business.
•Net favorable attritional prior year reserve development, net of reinsurance, was $17.3 million, primarily driven by favorable development in certain specialty classes.
•Catastrophe losses (current and prior year), net of reinsurance, were $42.6 million, driven by unfavorable prior year development relating to the Ukraine conflict ($42.6 million).
•The acquisition cost ratio increased by 1.5 points compared to the same period in 2025, primarily driven by a change in business mix.
•The other underwriting expense ratio decreased by 0.8 points compared to the same period in 2025, driven by the Bermuda substance-based tax credits and an increase in net premiums earned.

Consolidated Results – Year to Date

	For the Nine Months Ended
($ in thousands, except for per share amounts and percentages)	September 30, 2026	September 30, 2025	Change
Gross premiums written	$2,590,854	$2,254,177	$336,677
Net premiums written	1,902,077	1,739,169	162,908
Net premiums earned	1,747,797	1,533,090	214,707
Underwriting income (loss)	$102,221	$73,288	$28,933
Combined ratio	94.1%	95.2%	(1.1 pts)

Net income (loss) attributable to common shareholders	$358,776	$404,486	$(45,710)
Income (loss) per share attributable to common shareholders - diluted	$3.54	$3.88
Book value per common share	$29.80	$27.06
Accumulated dividends	$2.00	$—
Book value per common share plus accumulated dividends	$31.80	$27.06
Change in book value per common share plus accumulated dividends	11.6%	17.9%

Return on average common equity - annualized	16.6%	21.6%

	For the Nine Months Ended
Key Ratios	September 30, 2026	September 30, 2025	Change
Attritional loss ratio - current year	55.1%	53.4%	1.7	pts
Attritional loss ratio - prior year	(0.8%)	(1.8%)	1.0	pts
Catastrophe loss ratio - current year	3.0%	11.1%	(8.1	pts)
Catastrophe loss ratio - prior year	2.9%	(1.1%)	4.0	pts
Loss and loss adjustment expense ratio	60.2%	61.6%	(1.4	pts)
Acquisition cost ratio	25.2%	23.8%	1.4	pts
Other underwriting expense ratio	8.7%	9.8%	(1.1	pts)
Combined ratio	94.1%	95.2%	(1.1	pts)

•Gross premiums written increased by $336.7 million, or 14.9%, to $2.6 billion, with an increase of $224.6 million, or 20.5%, in the International Segment, and $112.1 million, or 9.7%, in the Bermuda Segment.
•Net premiums written increased by $162.9 million, or 9.4%, to $1.9 billion, with an increase of $168.1 million, or 21.2%, in the International Segment, and a decrease of $5.1 million, or 0.5%, in the Bermuda Segment.
•Net premiums earned increased by $214.7 million, or 14.0%, to $1.7 billion, with an increase of $156.7 million, or 21.0%, in the International Segment, and $58.1 million, or 7.4%, in the Bermuda Segment.
•The attritional loss ratio (current year), net of reinsurance, was 55.1%. The increase of 1.7 points was primarily driven by a change in business mix, including more casualty reinsurance and specialty insurance business and the impact of one large loss in our specialty and property reinsurance classes.
•Net favorable attritional prior year reserve development, net of reinsurance, was $14.1 million, primarily driven by favorable development in certain specialty and property classes, partially offset by additional loss information in relation to the Baltimore Bridge collapse, and unfavorable development in certain casualty classes.

•Catastrophe losses (current and prior year), net of reinsurance, were $103.8 million, driven by the Middle East conflict ($52.6 million), in addition to unfavorable prior year development relating to the Ukraine conflict ($47.1 million) and other unfavorable prior year development ($4.1 million).
•The acquisition cost ratio increased by 1.4 points compared to the same period in 2025, primarily driven by a change in business mix.
•The other underwriting expense ratio decreased by 1.1 points compared to the same period in 2025, primarily driven by Bermuda substance-based tax credits and an increase in net premiums earned.

International Segment Underwriting Results – Year to Date

International Segment	For the Nine Months Ended
($ in thousands, except for percentages)	September 30, 2026	September 30, 2025	Change
Gross premiums written	$1,319,314	$1,094,715	$224,599
Net premiums written	959,530	791,473	168,057
Net premiums earned	902,728	746,078	156,650
Underwriting income (loss)	$25,064	$39,766	$(14,702)

Key Ratios
Attritional loss ratio - current year	53.5%	53.1%	0.4	pts
Attritional loss ratio - prior year	(2.2%)	(2.9%)	0.7	pts
Catastrophe loss ratio - current year	4.5%	4.1%	0.4	pts
Catastrophe loss ratio - prior year	0.5%	(0.1%)	0.6	pts
Loss and loss adjustment expense ratio	56.3%	54.2%	2.1	pts
Acquisition cost ratio	27.4%	26.2%	1.2	pts
Other underwriting expense ratio	13.5%	14.3%	(0.8	pts)
Combined ratio	97.2%	94.7%	2.5	pts

•Gross premiums written increased by $224.6 million, or 20.5%, to $1.3 billion, primarily driven by growth in both new and existing business in specialty and casualty insurance classes.
•The attritional loss ratio (current year), net of reinsurance, was 53.5%, an increase of 0.4 points compared to the same period in 2025.
•Net favorable attritional prior year reserve development, net of reinsurance, was $19.8 million, primarily driven by favorable development in specialty, property, and casualty classes, partially offset by additional loss information in relation to the Baltimore Bridge collapse.
•Catastrophe losses (current and prior year), net of reinsurance, were $45.0 million, driven by the Middle East conflict ($40.5 million), in addition to unfavorable prior year development relating to the Ukraine conflict ($4.5 million).
•The acquisition cost ratio increased by 1.2 points compared to the same period in 2025, primarily driven by a change in business mix.
•The other underwriting expense ratio decreased by 0.8 points compared to the same period in 2025, primarily driven by growth in the premium base.

Bermuda Segment Underwriting Results – Year to Date

Bermuda Segment	For the Nine Months Ended
($ in thousands, except for percentages)	September 30, 2026	September 30, 2025	Change
Gross premiums written	$1,271,540	$1,159,462	$112,078
Net premiums written	942,547	947,696	(5,149)
Net premiums earned	845,069	787,012	58,057
Underwriting income (loss)	$77,157	$33,522	$43,635

Key Ratios
Attritional loss ratio - current year	56.9%	53.9%	3.0	pts
Attritional loss ratio - prior year	0.7%	(0.8%)	1.5	pts
Catastrophe loss ratio - current year	1.4%	17.7%	(16.3	pts)
Catastrophe loss ratio - prior year	5.5%	(2.2%)	7.7	pts
Loss and loss adjustment expense ratio	64.5%	68.6%	(4.1	pts)
Acquisition cost ratio	22.9%	21.6%	1.3	pts
Other underwriting expense ratio	3.5%	5.6%	(2.1	pts)
Combined ratio	90.9%	95.8%	(4.9	pts)

•Gross premiums written increased by $112.1 million, or 9.7%, to $1.3 billion, primarily driven by growth in both new and existing business in casualty and specialty reinsurance classes, partially offset by a decrease in property reinsurance and insurance classes as a result of lower reinstatement premiums and rate decreases.
•The attritional loss ratio (current year), net of reinsurance, was 56.9%. The increase of 3.0 points was primarily driven by a change in business mix, including an increase in casualty reinsurance business and the impact of one large loss in our specialty and property reinsurance classes.
•Net unfavorable attritional prior year reserve development, net of reinsurance, was $5.7 million, primarily driven by additional loss information in relation to the Baltimore Bridge collapse, and unfavorable development in certain casualty classes, partially offset by favorable development in specialty and property classes.
•Catastrophe losses (current and prior year), net of reinsurance, were $58.8 million, driven by the Middle East conflict ($12.1 million), in addition to unfavorable prior year development relating to the Ukraine conflict ($42.6 million), and other unfavorable prior year development ($4.1 million).
•The acquisition cost ratio increased by 1.3 points compared to the same period in 2025, primarily driven by a change in business mix.
•The other underwriting expense ratio decreased by 2.1 points compared to the same period in 2025, primarily driven by Bermuda substance-based tax credits, increased performance based management fees, which offset our underwriting expense ratio, and an increase in net premiums earned.
Investments and Shareholders’ Equity as of September 30, 2026
•Total cash and invested assets of $6.4 billion compared to $5.9 billion at December 31, 2025.
•Total shareholders’ equity of $2.9 billion compared to $2.8 billion at December 31, 2025.
•Book value per share of $29.80 compared to $28.50 at December 31, 2025, an increase of 4.6%.
•Book value per share plus accumulated dividends, of $31.80 compared to $28.50 at December 31, 2025, an increase of 11.6%.

Conference Call Details and Additional Information
Conference Call Information

Hamilton will host a conference call to discuss its financial results on Friday, October 30, 2026, at 9:30 a.m. Eastern Time. A live, audio webcast of the conference call can be accessed through the Investors portal of the Company’s website at investors.hamiltongroup.com where a replay of the call will also be available.

For access to the webcast, please log in a few minutes in advance to complete any necessary registration.

Additional Information

In addition to the information provided in the Company’s earnings release, we have also made available supplementary financial information and an investor presentation which may be referred to during the conference call and will be available on the Company’s website at investors.hamiltongroup.com.
About Hamilton Insurance Group, Ltd.

Hamilton is a Bermuda-headquartered specialty insurance and reinsurance company that underwrites risks on a global basis through its wholly owned subsidiaries. Its three underwriting platforms: Hamilton Global Specialty, Hamilton Select and Hamilton Re, each with dedicated and experienced leadership, provide access to diversified and profitable business around the world.

For more information about Hamilton, visit our website at www.hamiltongroup.com or find us on LinkedIn at Hamilton.

Consolidated Balance Sheet

($ in thousands, except share information)	September 30, 2026	December 31, 2025
Assets
Fixed maturity investments, at fair value (amortized cost 2026: $3,267,687; 2025: $3,210,940)	$3,157,925	$3,238,543
Short-term investments, at fair value (amortized cost 2026: $423,363; 2025: $200,052)	424,046	200,459
Investments in Two Sigma Funds, at fair value (cost 2026: $1,471,985; 2025: $1,355,563)	1,873,879	1,587,658
Total investments	5,455,850	5,026,660
Cash and cash equivalents	1,184,318	1,062,359
Restricted cash and cash equivalents	129,300	109,731
Premiums receivable	1,209,434	939,777
Paid losses recoverable	198,835	93,659
Deferred acquisition costs	297,055	257,203
Unpaid losses and loss adjustment expenses recoverable	1,468,584	1,375,857
Receivables for investments sold	45,425	58,029
Prepaid reinsurance	452,409	296,351
Intangible assets	81,821	86,624
Other assets	303,990	265,363
Total assets	$10,827,021	$9,571,613

Liabilities, non-controlling interest, and shareholders’ equity
Liabilities
Reserve for losses and loss adjustment expenses	$4,988,921	$4,415,176
Unearned premiums	1,687,812	1,377,474
Reinsurance balances payable	507,737	296,400
Payables for investments purchased	162,951	209,853
Term loan, net of issuance costs	149,821	149,743
Accounts payable and accrued expenses	173,565	177,320
Payables to related parties	87,419	123,376
Total liabilities	7,758,226	6,749,342

Non-controlling interest – TS Hamilton Fund	132,921	172

Shareholders’ equity
Common shares:
Class A, authorized (2026 and 2025: 26,444,807), par value $0.01; issued and outstanding (2026 and 2025: 17,320,078)	173	173
Class B, authorized (2026: 85,157,932 and 2025: 84,677,932 ), par value $0.01; issued and outstanding (2026: 66,278,404 and 2025: 66,305,707)	663	663
Class C, authorized (2026: 14,923,649 and 2025: 15,403,649), par value $0.01; issued and outstanding (2026: 14,923,649 and 2025: 15,403,649)	149	154
Additional paid-in capital	1,132,118	1,134,985
Accumulated other comprehensive loss	(4,441)	(4,441)
Retained earnings	1,807,212	1,690,565
Total shareholders’ equity	2,935,874	2,822,099

Total liabilities, non-controlling interest, and shareholders’ equity	$10,827,021	$9,571,613

Consolidated Statement of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in thousands, except for per share amounts)	2026	2025	2026	2025
Revenues
Gross premiums written	$819,702	$698,845	$2,590,854	$2,254,177
Reinsurance premiums ceded	(192,980)	(119,864)	(688,777)	(515,008)
Net premiums written	626,722	578,981	1,902,077	1,739,169

Net change in unearned premiums	(35,448)	(55,982)	(154,280)	(206,079)
Net premiums earned	591,274	522,999	1,747,797	1,533,090

Net realized and unrealized gains (losses) on investments	208,526	115,136	587,458	571,964
Net investment income (loss)	26,615	22,727	77,084	62,721
Total net realized and unrealized gains (losses) on investments and net investment income (loss)	235,141	137,863	664,542	634,685

Other income (loss)	2,812	4,169	13,466	13,845
Net foreign exchange gains (losses)	(1,188)	2,619	719	(4,422)
Total revenues	828,039	667,650	2,426,524	2,177,198

Expenses
Losses and loss adjustment expenses	366,726	278,712	1,053,000	943,875
Acquisition costs	150,972	125,412	440,902	365,108
General and administrative expenses	74,958	74,302	203,353	205,832
Amortization of intangible assets	3,762	4,000	11,482	11,895
Interest expense	4,801	4,933	14,339	15,264
Total expenses	601,219	487,359	1,723,076	1,541,974

Income (loss) before income tax	226,820	180,291	703,448	635,224
Income tax expense (benefit)	(1,363)	3,866	3,430	9,748
Net income (loss)	228,183	176,425	700,018	625,476

Net income (loss) attributable to non-controlling interest	146,727	40,225	341,242	220,990

Net income (loss) and other comprehensive income (loss) attributable to common shareholders	$81,456	$136,200	$358,776	$404,486

Per share data
Basic income (loss) per share attributable to common shareholders	$0.82	$1.37	$3.62	$4.01
Diluted income (loss) per share attributable to common shareholders	$0.81	$1.32	$3.54	$3.88

Non-GAAP Financial Measures Reconciliation

We present our results of operations in a way that we believe will be the most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements that management uses to assess our operating results are considered non-GAAP financial measures under Regulation G and Item 10(e) of Regulation S-K, each promulgated by the SEC. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. Where appropriate, reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures are included below.

Operating Income (Loss) Attributable to Common Shareholders, Operating Income (Loss) Attributable to Common Shareholders per Common Share - Diluted and Operating Return on Average Common Shareholders’ Equity - Annualized

Operating income (loss) attributable to common shareholders, as used herein, differs from net income (loss) and other comprehensive income (loss) attributable to common shareholders, which we believe is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on fixed maturity and short term investments, and net foreign exchange gains and losses. We also use operating income (loss) attributable to common shareholders to calculate operating income (loss) attributable to common shareholders per common share - diluted and operating return on average common shareholders’ equity - annualized.

We believe that operating income (loss) attributable to common shareholders, operating income (loss) attributable to common shareholders per common share - diluted and operating return on average common shareholders’ equity - annualized are meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance.

The following tables are a reconciliation of: net income (loss) and other comprehensive income (loss) attributable to common shareholders to operating income (loss) attributable to common shareholders; net income (loss) and other comprehensive income (loss) attributable to common shareholders per common share - diluted to operating income (loss) attributable to common shareholders per common share - diluted; and return on average common shareholders’ equity - annualized to operating return on average common shareholders’ equity - annualized. Comparative information for the prior periods presented have been updated to conform to the current methodology and presentation.

Operating Income (Loss) Attributable to Common Shareholders, Operating Income (Loss) Attributable to Common Shareholders per Common Share - Diluted and Operating Return on Average Common Shareholders’ Equity - Annualized (continued)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in thousands, except for per share amounts)	2026	2025	2026	2025
Net income (loss) and other comprehensive income (loss) attributable to common shareholders	$81,456	$136,200	$358,776	$404,486
Adjustment for:
Net realized (gains) losses on investments - Fixed maturity and short-term investments(1)	6,983	(3,274)	9,316	(4,140)
Net unrealized (gains) losses on investments - Fixed maturity and short-term investments(1)	90,312	(7,227)	137,483	(70,496)
Net foreign exchange (gains) losses	1,188	(2,619)	(719)	4,422
Operating income (loss) attributable to common shareholders	$179,939	$123,080	$504,856	$334,272

Net income (loss) and other comprehensive income (loss) attributable to common shareholders per common share - diluted	$0.81	$1.32	$3.54	$3.88
Adjustment for:
Net realized (gains) losses on investments - Fixed maturity and short-term investments(1)	0.07	(0.03)	0.09	(0.04)
Net unrealized (gains) losses on investments - Fixed maturity and short-term investments(1)	0.89	(0.07)	1.36	(0.68)
Net foreign exchange (gains) losses	0.01	(0.02)	(0.01)	0.04
Operating income (loss) attributable to common shareholders per common share - diluted	$1.78	$1.20	$4.98	$3.20

Return on average common shareholders’ equity - annualized	11.3%	20.9%	16.6%	21.6%
Adjustment for:
Net realized (gains) losses on investments - Fixed maturity and short-term investments(1)	1.0%	(0.5)%	0.4%	(0.2)%
Net unrealized (gains) losses on investments - Fixed maturity and short-term investments(1)	12.5%	(1.1)%	6.4%	(3.7)%
Net foreign exchange (gains) losses	0.1%	(0.4)%	—%	0.2%
Operating return on average common shareholders’ equity - annualized	24.9%	18.9%	23.4%	17.9%
(1) Fixed income portfolio managed by our external investment managers only.

Underwriting Income (Loss)

We calculate underwriting income (loss) on a pre-tax basis as net premiums earned less losses and loss adjustment expenses, acquisition costs and other underwriting expenses (net of third party fee income). We believe that this measure of our performance focuses on the core fundamental performance of the Company’s reportable segments in any given period and is not distorted by investment market conditions, corporate expense allocations or income tax effects.

The following table reconciles underwriting income (loss) to net income (loss), the most directly comparable GAAP financial measure:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in thousands)	2026	2025	2026	2025
Underwriting income (loss)	$15,527	$64,089	$102,221	$73,288
Total net realized and unrealized gains (losses) on investments and net investment income (loss)	235,141	137,863	664,542	634,685
Net foreign exchange gains (losses)	(1,188)	2,619	719	(4,422)
Corporate expenses	(14,097)	(15,347)	(38,213)	(41,168)
Amortization of intangible assets	(3,762)	(4,000)	(11,482)	(11,895)
Interest expense	(4,801)	(4,933)	(14,339)	(15,264)
Income tax (expense) benefit	1,363	(3,866)	(3,430)	(9,748)
Net income (loss), prior to non-controlling interest	$228,183	$176,425	$700,018	$625,476

Third Party Fee Income

Third party fee income includes income that is incremental and/or directly attributable to our underwriting operations. It is primarily comprised of performance and management fees earned by the Bermuda segment that were generated by our third party capital manager, Ada Capital Management Limited, and fees earned by the International segment for management services provided to consortia and third party syndicates. We believe that this measure is a relevant component of our underwriting income (loss).

The following table reconciles third party fee income to other income, the most directly comparable GAAP financial measure:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in thousands)	2026	2025	2026	2025
Third party fee income	$2,812	$4,169	$13,466	$13,845
Other income (loss)	$2,812	$4,169	$13,466	$13,845

Other Underwriting Expenses

Other underwriting expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in Note 8, Segment Reporting in the unaudited condensed consolidated financial statements, it is considered a non-GAAP financial measure when presented elsewhere.

Corporate expenses include holding company costs necessary to support our reportable segments. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from other underwriting expenses, and therefore, underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to other underwriting expenses, also includes corporate expenses.

The following table reconciles other underwriting expenses to general and administrative expenses, the most directly comparable GAAP financial measure:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in thousands)	2026	2025	2026	2025
Other underwriting expenses	$60,861	$58,955	$165,140	$164,664
Corporate expenses	14,097	15,347	38,213	41,168
General and administrative expenses	$74,958	$74,302	$203,353	$205,832
Other Underwriting Expense Ratio

Other Underwriting Expense Ratio is a measure of the other underwriting expenses (net of third party fee income) incurred by the Company and is expressed as a percentage of net premiums earned.
Loss Ratio

Attritional Loss Ratio – current year is the attritional losses incurred by the company relating to the current year divided by net premiums earned.

Attritional Loss Ratio – prior year development is the attritional losses incurred by the company relating to prior years divided by net premiums earned.

Catastrophe Loss Ratio – current year is the catastrophe losses incurred by the company relating to the current year divided by net premiums earned.

Catastrophe Loss Ratio – prior year development is the catastrophe losses incurred by the company relating to prior years divided by net premiums earned.
Combined Ratio

Combined Ratio is a measure of our underwriting profitability and is expressed as the sum of the loss and loss adjustment expense ratio, acquisition cost ratio and other underwriting expense ratio. A combined ratio under 100% indicates an underwriting profit, while a combined ratio over 100% indicates an underwriting loss.

Special Note Regarding Forward-Looking Statements

This information includes “forward looking statements” pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “target,” “should,” “could,” “would,” “seeks,” “intends,” “plans,” “contemplates,” “estimates,” “forecasts,” or “anticipates,” or similar expressions which concern our strategy, plans, projections or intentions. These forward-looking statements appear in a number of places throughout and relate to matters such as our industry, growth strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, business plans (including syndicate capacity forecasts), and other financial and operating information. By their nature, forward-looking statements: speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

There are a number of risks, uncertainties, and other important factors that could cause our actual results to differ materially from the forward-looking statements contained herein. Such risks, uncertainties, and other important factors include, among others, the risks, uncertainties and factors set forth in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Form 10-K”), our other subsequent periodic reports filed with the Securities and Exchange Commission and the following:

•challenges from competitors, including those arising from industry consolidation, alternative capital and technological advancements, including the increasing use of advanced analytics and artificial intelligence;
•unpredictable events, including natural catastrophes and man‑made disasters, global climate change and emerging claim, litigation and coverage issues that may increase loss severity or expand coverage obligations;
•our ability, or that of the third parties on which we rely, to ensure reserves are adequate to cover actual losses and to accurately assess underwriting risk, models, assumptions, data quality and the pricing of risks, particularly in long‑tail, low‑frequency or emerging lines of business;
•our ability to defend and protect our intellectual property rights, including our proprietary technology platforms and data, to comply with obligations under license and technology agreements or to obtain or renew licenses to technology or data on reasonable terms;
•the impact of risks associated with human error, misconduct or fraud, model uncertainty, cybersecurity threats such as cyber‑attacks and security breaches, misuse of artificial intelligence and our reliance on third‑party information technology systems that may fail, be disrupted or require replacement;
•our ability to secure necessary credit facilities, letters of credit or other forms of financing or collateral on favorable terms or at all;
•our limited financial and operational flexibility due to covenants and other restrictions in our existing or future credit facilities and debt arrangements;
•our exposure to the credit risk of insurance and reinsurance intermediaries on which we rely for the collection of premiums and payment of claims;
•our failure to pay claims in a timely manner, significant reserve strengthening, or the need to sell investments under unfavorable market or other conditions in order to meet liquidity requirements;
•downgrades, potential downgrades or other negative actions by rating agencies, including changes in rating agency methodologies;
•our ability to manage risks associated with adverse macroeconomic conditions, geopolitical instability and global events, including current or anticipated military conflicts, public health crises, terrorism, sanctions, inflation, rising interest rates, energy price volatility and other disruptions;
•the cyclical nature of the insurance and reinsurance business, which may result in declines in pricing and more competitive terms and conditions;
•our results of operations fluctuating significantly from period to period and not being indicative of our long‑term prospects;

•our ability to execute our strategy and to adapt our business and strategic plans in response to changing market, regulatory and competitive conditions;
•our dependence on key executives and other personnel, including the potential loss of Bermudian or other critical personnel, and our ability to attract and retain qualified employees in highly competitive labor markets;
•foreign operational risks, including foreign currency risk, political instability, regulatory uncertainty and differing legal regimes in jurisdictions where we operate;
•our ability to identify, execute and integrate growth opportunities, including acquisitions or other strategic transactions, and to realize the anticipated benefits of such initiatives;
•risks arising from our management of alternative reinsurance platforms and vehicles for third‑party investors;
•our inability to control the asset allocation, investment decisions or performance of the Two Sigma Hamilton Fund, LLC (the “TS Hamilton Fund”) and our limited ability to withdraw capital from the TS Hamilton Fund;
•conflicts of interest, governance, operational or regulatory risks involving Two Sigma Investments, LP (“Two Sigma”), the TS Hamilton Fund or their respective affiliates that could adversely affect investment performance or our business;
•the historical performance of Two Sigma or the TS Hamilton Fund not being indicative of future performance or our future results;
•risks associated with our investment strategy, including the use of leverage, derivatives, illiquid assets and concentration risk, which may be greater than those faced by some of our competitors;
•our potentially becoming subject to additional or increased taxation, including U.S. federal income tax, Bermuda tax or other taxes, as a result of changes in tax laws, interpretations or our operations;
•the potential classification of us or our subsidiaries as a passive foreign investment company or becoming subject to U.S. withholding and information reporting requirements under the U.S. Foreign Account Tax Compliance Act;
•our ability to compete effectively in a highly regulated industry in light of new or changing domestic or international laws and regulations, including accounting standards and evolving regulatory interpretations;
•the suspension, limitation or revocation of licenses or approvals required by our insurance and reinsurance subsidiaries;
•significant legal, regulatory or governmental proceedings or investigations;
•restrictions on our insurance and reinsurance subsidiaries’ ability to pay dividends or make other distributions to us;
•challenges and costs associated with compliance with public company disclosure, governance and internal control requirements;
•the limited ability of investors to influence corporate matters due to our multi‑class share structure and the voting provisions in our Bye‑laws;
•the risk that anti‑takeover provisions in our Bye‑laws or Bermuda law could discourage, delay or prevent a change in control, even if beneficial to shareholders; and
•difficulties investors may face in enforcing judgments or protecting their interests against us or our directors and officers.

There may be other factors that could cause our actual results to differ materially from the forward-looking statements. You should evaluate all forward-looking statements made herein in the context of these risks and uncertainties.

You should read this information completely and with the understanding that actual future results may be materially different from expectations. We caution you that the risks, uncertainties, and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits, or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. All forward-looking statements contained herein apply only as of the date hereof and are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

Investor contact:
Darian Niforatos
Investor.Relations@hamiltongroup.com

Media contact:
Kelly Corday Ferris
kelly.ferris@hamiltongroup.com